UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tangoe, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	06-1571143 (I.R.S. Employer Identification No.)

35 Executive Boulevard Orange, Connecticut (Address of principal executive offices)	06477 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-166123

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.  Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.0001 per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-166123), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference.  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Tangoe, Inc.

	By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer

Dated: July 21, 2011